UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2013

TRANS1 INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33744	33-0909022
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Government Center Drive

Wilmington, North Carolina 28403

(Address of principal executive offices)

(Zip Code)

(910) 332-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2013, the Board of Directors (the “Board”) of TranS1 Inc., a Delaware corporation (the “Company”), appointed Mark Stautberg to serve on the Board, effective as of February 14, 2013. There are no arrangements or understandings between Mr. Stautberg and any other persons pursuant to which he was selected to serve on the Board.

Mr. Stautberg, 53, currently serves as a sales and marketing consultant for multiple medical device companies. From 2004 to 2012, he served as a consultant to Boston Scientific Corporation’s Cardio Rhythm Vascular Division. Prior to his service as a consultant, Mr. Stautberg was employed by Boston Scientific’s Cardiovascular Division, serving as Senior Vice President of Sales from 1998 to 2004 and in other positions from 1991 to 1998. Mr. Stautberg previously served on the board of directors and as a consultant of Sealing Solutions, Inc., a vascular sealing company, from 2007 to 2010 and FlowCardia, Inc., a chronic total occlusion device company, from 2004 to 2010. Mr. Stautberg received a B.B.A. degree from the University of Cincinnati and has completed executive programs at Columbia University.

In connection with his appointment to the Board, Mr. Stautberg will receive compensation in accordance with the terms of the Company’s compensation policy for directors, which was disclosed under the heading “Non-Employee Director Compensation for 2011” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 30, 2012. In accordance with this policy, on the date of his appointment, Mr. Stautberg received an option to purchase 30,000 shares of the Company’s common stock, which vests over four years. In addition, at each annual meeting following the date of his appointment, which occurs at least six months following the date on which he is first appointed as a director, Mr. Stautberg will automatically receive an option to purchase 10,000 shares of the Company’s common stock, which will be immediately vested and fully exercisable.

Mr. Stautberg and the Company also entered into the Company’s standard form of indemnification agreement, as set forth in Exhibit 10.7 to the Company’s Registration Statement on Form S-1 (Registration No. 333-144802), providing for indemnification and advancement of expenses to the fullest extent permitted by the General Corporation Law of the State of Delaware.

Item 7.01	Regulation FD Disclosure.

A copy of the press release announcing Mr. Stautberg’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release, dated February 19, 2013.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANS1 INC.

Date: February 19, 2013	By:	/s/ Joseph P. Slattery
Joseph P. Slattery
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated February 19, 2013.